UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2006

PROTEIN POLYMER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19724	33-0311631
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10655 Sorrento Valley Road, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(858) 558-6064

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ( 17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 21, 2006, Protein Polymer Technologies, Inc. (the “Company”), entered into a Security Agreement and a secured promissory note (the “Note”), each dated as of April 13, 2006, in favor of Matthew J. Szulik pursuant to which Mr. Szulik loaned the Company One Million ($1,000,000.00) Dollars in exchange for (i) a warrant to purchase an aggregate of 500,000 shares of the Company’s common stock at an exercise price of $0.30 per share (the “Warrant”) and (ii) a continuing security interest in and a general lien upon (A) 1,000,000 shares of Spine Wave, Inc. common stock (the “SWI common stock”) owned by the Company; (B) a warrant to purchase 1,000,000 shares of Spine Wave, Inc. common stock (the “SWI Warrant”) owned by the Company currently set to expire June 30, 2006; and (C) all U.S. patents owned by the Company (the “Company Patents”). Collectively, the SWI common stock, the SWI Warrant, and the Company Patents are referred to as the Collateral.

Pursuant to the terms of the Security Agreement, the Company entered into a patent security agreement (the “Patent Security Agreement”), an escrow agreement (the “Escrow Agreement”), patent assignment (the “Patent Assignment”), and a registration rights agreement (the “Registration Rights Agreement”), each dated as of April 13, 2006.

The following is a brief summary of the transaction. This summary is qualified in its entirety by reference to the full text of the Security Agreement, Note, Warrant, Patent Assignment, Patent Security Agreement, Registration Rights Agreement, and Escrow Agreement and any reports, definitive proxy statements or information statements filed prior or subsequent to this Current Report on Form 8-K by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, in the form filed with the Securities Exchange Commission that relate to the transaction.

Security Agreement, Note, and Patent Security Agreement

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Under the terms of the Security Agreement, as security for the Company’s obligations thereunder (the “Obligations”), the Company granted a continuing security interest in and a general lien upon the Collateral subject to certain encumbrances that may be created on the Company Patents in favor of certain of the Company’s licensees.

Under the terms of the Note, Mr. Szulik deposited an aggregate of $500,000.00 into an escrow account maintained by counsel to Mr. Szulik, (the “Escrow Agent”), and governed by the Escrow Agreement. The Note bears simple interest at the annual rate of eight percent (8%) and matures on July 7, 2006.

The Company’s obligations under the Security Agreement and Note would become immediately due and payable upon (i) the occurrence of an Event of Default as more fully described below; (ii) the Company’s failure to deliver the Collateral and the Patent Assignment to the Escrow Agent and issue and deliver the Warrant and the executed Registration Rights Agreement to Mr. Szulik within ten (10) business days of

April 13, 2006, and deliver any licensee approvals that may be required with respect to the granting of the security interest in the Collateral within thirty (30) business days of April 13, 2006, or wire legal fees to counsel for Mr. Szulik; or (iii) the Company’s violation of any of its representations and warranties or failure to perform any of its covenants contained in the Security Agreement or the Note.

An Event of Default will be deemed to have occurred upon the existence of any one or more of the following events or conditions:

•	The Company fails to make any payment of principal or interest when due and payable or declared due and payable under the Note;
•

The Company fails to perform any other obligation and/or covenant as required by the Note or the Security Agreement in accordance with the respective terms thereof and such failure to perform is not cured within five (5) business days after the Company’s receipt of notice of such failure to perform;

•	Any representation or warranty made in the Note or the Security Agreement by the Company is untrue or incorrect in any material respect as of the date when made or deemed made;
•

A case or proceeding is commenced against the Company, or any of its subsidiaries, in a court having competent jurisdiction seeking a decree or order in respect of the Company, or any of its subsidiaries, (A) under any applicable federal, state or foreign bankruptcy or other similar law; (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the Company, or any of its subsidiaries, or any of their respective properties, including but not limited to the Collateral; or (C) ordering the winding-up or liquidation of the affairs of the Company, or any of its subsidiaries, and such case or proceeding remains unstayed or undismissed for a period of ten (10) consecutive days or such court enters a decree or order granting the relief sought in such case or proceeding; or

•

The Company, or any of its subsidiaries, (A) files a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, state or foreign bankruptcy or other similar law; or (B) consents to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or the taking of possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of the

Company, or any of its subsidiaries, or any of their respective properties, including but not limited to the Collateral.

Upon the occurrence of an Event of Default, all Obligations then remaining unpaid will immediately become due and payable in full, plus interest on the unpaid portion of the Obligations at the highest rate permitted by applicable law not to exceed eighteen percent (18%) per annum.

In conjunction with the execution of the Security Agreement, the Company executed and delivered to Mr. Szulik the Patent Security Agreement whereby the Company granted to Mr. Szulik, as security for the payment and performance of the Obligations, a continuing security interest in all of the Company’s right, title and interest in, to and under the Company Patents. The Security Agreement terminates upon the event that the Obligations are paid in full and no Event of Default has occurred.

Escrow Agreement and Patent Assignment

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Pursuant to the terms of the Security Agreement, the Company entered into the Escrow Agreement with Taurus Advisory Group, LLC, as agent and Designee for Mr. Szulik, and Barry Feiner, Esq., the Escrow Agent. The Escrow Agreement provides that the Company deposit the Collateral with the Escrow Agent and Mr. Szulik deposit $500,000.00. The disbursement of the funds held in escrow is to be applied to Company expenses at the sole discretion of Mr. Szulik’s Designee. The Escrow Agreement terminates upon the event that the Obligations are paid in full and no Event of Default has occurred. Upon termination, the escrowed documents shall be returned to the Company.

Warrant and Registration Rights Agreement

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Pursuant to the terms of the Security Agreement, the Company issued the Warrant to Mr. Szulik, entitling him to purchase 500,000 shares of the Company’s common stock at a purchase price per share equal to Thirty Cents ($0.30), as may be adjusted pursuant to certain anti-dilution provisions set forth therein. The warrant provides for a “cashless exercise” whereby Mr. Szulik has the right to elect, upon exercise the Warrant, to receive the “net number” of shares of Company common stock according to a predetermined formula in lieu of making a cash payment otherwise contemplated to be made to the Company. In addition, the Warrant provides for anti-dilution rights with respect to future subscriptions of the Company’s securities at a price per share (or having a conversion price per share) less than the lower of the then exercise price of the Warrant or the then-current market price per share based on a twenty- (20) day trailing average of the market price of the Company’s common stock. The Warrant expires on April 30, 2009.

Pursuant to the terms of the Security Agreement, the Company executed and delivered to Mr. Szulik the Registration Rights Agreement covering the Company common stock into which the Warrant may be exercised. The Registration Rights Agreement provides that the Company will prepare and file a registration statement with the Securities Exchange Commission no later than ninety (90) days following April 13, 2006 with respect to the Company common stock issuable pursuant to the Warrant and (ii) with respect to shares of Company common stock issuable to Mr. Szulik as a result of adjustments to the exercise price made pursuant to the Warrant or otherwise, if any, forty five (45) days after the occurrence such event or the date of the adjustment of the exercise price, as the case may be. The Registration Rights Agreement also provides that neither the Company nor any of its security holders may include securities of the Company in any registration statement required to be filed pursuant to the Registration Rights Agreement, and the Company shall not after April 13, 2006 enter into any agreement providing any such right for inclusion of shares in the registration statement required to be filed pursuant to the Registration Rights Agreement to any of its security holders.

Material Relationship with the Company

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Apart from ownership of Company securities, Mr. Szulik has no material relationship with the Company. Mr. Szulik’s collateral agent and Designee, Taurus Advisory Group, LLC, is a registered investment advisor and advises a number of the Company’s stockholders in investment decisions, including decisions about whether to invest in our stock. Taurus has discretionary authority to vote or dispose of the shares held in its client accounts and therefore may be deemed to be the beneficial owner of such shares. Taurus expressly disclaims such beneficial ownership.

Based upon the Company’s stock records and data supplied to the Company by the holders, the Company believes that Mr. Szulik, prior to his acquisition of the Warrant, was the beneficial owner of approximately 16.48% of the Company’s securities. Beneficial ownership is determined by the Company in accordance with rules of the Securities and Exchange Commission, and generally includes voting power and/or investment power with respect to securities. Shares of the Company’s common stock issuable upon conversion of preferred stock or subject to options or warrants exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such preferred stock, options or warrants but are not deemed outstanding for computing the percentage of any other person.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01 in its entirety.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 in its entirety.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

J. Thomas Parmeter, Ph.D., the Company’s founder, has elected to retire as Chairman of the Board of the Directors of the Company effective April 30, 2006. Dr. Parmeter will continue to serve as a consultant to the Company. On April 25, 2005, at a meeting of the Board of Directors, the Board appointed William N. Plamondon, III, the Company’s Chief Executive Officer, to serve as interim Chairman of the Board.

Mr. Plamondon has served as a director of the Company since March 2005. Mr. Plamondon currently serves as the Company’s Chief Executive Officer, a position he has held since April 2005. Mr. Plamondon also serves as the President and Chief Executive Officer of R.I. Heller & Co., LLC, a management consulting firm, a position he has held since 1998. Previously, Mr. Plamondon served as President and CEO of ANC Rental Corporation, from October 2001 until October 2003, as CEO of First Merchants Acceptance Corp., from May 1997 until May 1998, and as President and CEO of Budget Rent-a-Car from June 1992 until February 1997. He was a founding member of the National Tourism Organization and formerly served on the Board of American Car Rental Association and the International Franchise Association. He currently serves on the Board of Directors for Tribridge, LLC, a consulting firm, and the Board of Trustees of North Central College. He is a seven-year member of the Executive Advisory Committee for Give Kids the World, and is an active member of the American Bankruptcy Institute and the Turnaround Management Association.

The Company has not entered into a formal agreement for the employment of Mr. Plamondon. Mr. Plamondon’s compensation arrangement with the Company for his role as the Company’s Chief Executive Officer as well as his related transactions with the Company is fully set forth in Item 5.02 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 13, 2005 and Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 28, 2005 and is incorporated herein by reference in its entirety.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEIN POLYMER TECHNOLOGIES, INC., a Delaware corporation
Date: April 27, 2006	By: /s/ William N. Plamondon, III_____________ William N. Plamondon, III Chief Executive Officer